UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2021

ADTALEM GLOBAL EDUCATION INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13988	36-3150143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Monroe
Chicago, IL		60661
(Address of principal executive offices)		(Zip Code)

(866) 374-2678
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.01 Par Value	ATGE	New York Stock Exchange
Common Stock $0.01 Par Value	ATGE	Chicago Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(d) On August 6, 2021, Adtalem Global Education Inc. (“ATGE”) filed a Current Report on Form 8-K with the Securities and Exchange Commission reporting that effective September 8, 2021, Ms. Lisa W. Wardell, who has served as ATGE’s president and chief executive officer since May 24, 2016 and chairman of the board since July 16, 2019, will transition to the role of executive chairman of the Board. This Current Report on Form 8-K/A supplements the prior Form 8-K in certain respects.

Ms. Wardell’s duties as executive chairman will include leading the strategic review of Adtalem’s Financial Services business and furthering Adtalem’s Global Legislative Agenda.

In connection with Ms. Wardell’s appointment, ATGE and Ms. Wardell, effective September 8, 2021 (the “Agreement Effective Date”), entered into an employment agreement (the “Employment Agreement”).  Pursuant to the Employment Agreement, Ms. Wardell will serve Executive Chairman of the ATGE Board of Directors through September 7, 2022, unless terminated earlier due to: (1) Ms. Wardell’s death or “permanent disability” (as defined in the Employment Agreement); (2) Ms. Wardell’s resignation at any time with or without “good reason” (as defined in the Employment Agreement); and (3) termination of Ms. Wardell’s employment by ATGE with or without “cause” (as defined in the Employment Agreement) (the “Employment Period”).  The Employment Period may be extended by mutual agreement of ATGE and Ms. Wardell.  Ms. Wardell will receive a base salary of $1,100,000 for the Employment Period.

The Employment Agreement also provides that, if Ms. Wardell’s employment with ATGE is terminated without cause (other than for death or permanent disability) or by Ms. Wardell for good reason, in each case within 12 months following a change in control of ATGE, Ms. Wardell will be entitled to receive (in addition to certain accrued compensation and benefits), generally subject to execution by Ms. Wardell of a customary release of claims in favor of ATGE: (1) a lump sum amount equal to the balance of her base salary through September 7, 2022; (2) continuation of vesting in all unvested equity grants; and (3) continuation of medical and dental benefits through the remainder of the Employment Period.

If Ms. Wardell’s employment is terminated due to death or permanent disability, for cause, or if she resigns without “good reason” she will be entitled to receive continuation of vesting in all unvested equity grants other than those granted after July 1, 2021, which are subject to partial forfeiture.

           The foregoing description of the Employment Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

ATGE is also reporting new information that on September 7, 2021 it was announced that Ms. Kathy Boden Holland, Group President, ATGE Medical and Healthcare, will leave the Company on September 30, 2021 to pursue other endeavors.   The terms of Ms. Boden Holland's departure have not yet been determined.  In accordance with Instruction 2 of Item 5.02 of Form 8-K, Adtalem will amend this Current Report on Form 8-K within four business days after such information is determined or becomes available.

Item 9.01	Financial Statements and Exhibits

10.1	Executive Employment Agreement effective September 8, 2021, between Adtalem Global Education Inc. and Lisa W. Wardell

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADTALEM GLOBAL EDUCATION INC.

By:	/s/ Douglas G. Beck
Douglas G. Beck
Senior Vice President and General Counsel

Date: September 13, 2021